EXHIBIT 99.2

Company Contact:	Investor Relations Contact:
Mr. James G. Reindl	Mr. Crocker Coulson, President
Chairman and CEO	CCG Investor Relations
TechPrecision Corporation	Tel: 1-646-213-1915 (NY office) or
Tel: 1-978-874-0591	Mr. Gary Chin, Tel: 1-646-213-1909
Email: reindlj@ranor.com	Email: crocker.coulson@ccgir.com
www.techprecision.com	www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces Conference Call to Discuss Second Quarter Fiscal 2009 Results

Westminster, MA - November 3, 2008 - TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, announced today that it will conduct a conference call at 10:00 a.m. Eastern Time on Thursday, November 6, 2008 to discuss the second quarter fiscal 2009 results.

TechPrecision Corporation CEO, Mr. James Reindl and Chief Financial Officer, Ms. Mary Desmond will be participating in the conference call. The Company plans to make an earnings announcement prior to the call on Wednesday, November 5, 2008.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-214-7077 or 416-915-9608. When prompted by the operator, mention Conference Passcode 2267741.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Thursday, November 6 at 12:00 p.m. Eastern Time. To access the replay, dial 888-203-1112 or 719-457-0820, and enter the passcode 2267741.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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